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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30552) of VarsityBooks.com Inc. of our report dated as of February 28, except as to Note 11, which is dated as of March 28, 2000 relating to the financial statements which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

McLean, VA
March 28, 2000